As filed with the Securities and Exchange Commission on March 30, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MGI PHARMA, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-1364647
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
5775 West Old Shakopee Road, Suite 100
Bloomington, Minnesota 55437-3174
(Address, including zip code, of registrant’s principal executive offices)

MGI PHARMA, INC. 2002-A Stock Incentive Plan
(Full title of the plan)

Eric P. Loukas	Copy to:
General Counsel and Corporate Secretary MGI PHARMA, INC. 5775 West Old Shakopee Road, Suite 100 Bloomington, Minnesota 55437-3174 _(952) 346-4700	Asher M. Rubin Hogan & Hartson L.L.P. 111 S. Calvert Street – Suite 1600 Baltimore, Maryland 21202 (410) 659-2777
(Name, address and telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum
	to be	offering price	aggregate	Amount of
Title of securities to be registered	registered(1)	per share(2)	offering price(2)	registration fee
Common Stock ($.01 par value per share)	722,576 (2)	$23.01	$16,626,473.76	$1,779.03
	95,773 (2)	$17.81	$ 1,705,717.13	$ 182.51
Total	818,349 (2)		$18,332,190.89	$1,961.54

(1)	The number of shares of common stock being registered is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon (i) the weighted average exercise price of $23.01 for 722,576 options granted under the plan, and (ii) the average of the high and low sale prices of the MGI PHARMA Common Stock as reported on the Nasdaq National Market on March 28, 2006, or $17.81, for 95,773 shares available for future grants under the plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I will be sent or given to the employees participating in the MGI PHARMA, INC. 2002-A Stock Incentive Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed with the Securities and Exchange Commission by MGI PHARMA, INC. (hereinafter “we,” “us” or “MGI”), are incorporated by reference in this registration statement:
(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b)	Our Current Report on Form 8-K filed on January 24, 2006; and

(c)	The description of our common stock contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.
Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall, subject to certain limitations, indemnify officers and directors made or threatened to be made a party to a proceeding by reason of that officer or director’s former or present official capacity with the corporation. As required, we will indemnify that officer or director against judgments, penalties, fines, settlements and reasonable expenses if that person:
•	has not been indemnified by another organization;

•	acted in good faith;

•	has not received an improper personal benefit and Section 302A.255 regarding director conflicts of interests, if applicable, has been satisfied;

•	assuming the case is a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful; and

•	reasonably believed that the conduct was in the best interests of the corporation or, in the case of an officer or director who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation.
Article X of our Second Amended and Restated Articles of Incorporation provides that a director shall not be personally liable to us or our shareholders for monetary damages or for breach of fiduciary duty as a director, except for liability:
•	for any breach of the director’s duty of loyalty to us or our shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 302A.559 or 80A.23 of the Minnesota Statutes;

•	for any transaction from which the director derived an improper personal benefit; or

•	for any act or omission occurring prior to the date when Article X became effective.

Article IX of our Restated Bylaws provides for indemnification of our directors and officers to the extent legally permissible under Section 302A.521 of the Minnesota Business Corporation Act, as amended from time to time.
We maintain insurance policies that provide coverage for our officers and directors in certain situations where we cannot directly indemnify such officers and directors.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
4.1	Second Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 000-10736)).

4.2	Articles of Amendment to the Second Amended and Restated Articles of Incorporation, filed September 2, 2004 (Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 000-10736)).

4.3	Restated Bylaws of the Company, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 000-10736)).

4.4	Amendment dated May 10, 2004 to the Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 000-10736)).

4.5	Specimen certificate for shares of Common Stock of the Company (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 000-10736)).

4.6	Rights Agreement, dated as of July 14, 1998, between the Company and Norwest Bank, Minnesota, N.A. (including the form of Rights Certificate attached as Exhibit B thereto) (Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on July 15, 1998 (File No. 000-10736)).

4.7	First Amendment to Rights Agreement, dated March 14, 2000, between the Company and Norwest Bank, Minnesota, N.A. (Incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A/A-1 filed on March 20, 2000 (File No. 000-10736)).

4.8	MGI PHARMA, INC. 2002-A Stock Incentive Plan (formerly known as the Guilford Pharmaceuticals Inc. 2002 Stock Award and Incentive Plan, as amended) (Incorporated by reference to Appendix A of the Definitive Proxy Statement of MGI GP, INC., formerly known as Guilford Pharmaceuticals Inc., as filed on April 5, 2005 (File No. 000-10736)).

5.1	Opinion of Hogan & Hartson L.L.P.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on signature page).

Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomington, State of Minnesota, on the 30th day of March, 2006.

MGI PHARMA, INC.

By	/s/ Leon O. Moulder, Jr.

Leon O. Moulder, Jr.
President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Leon O. Moulder, Jr. and James C. Hawley, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of MGI PHARMA, INC. pursuant to the MGI PHARMA, INC. 2002-A Stock Incentive Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of March, 2006.

Signature	Title

/s/ Leon O. Moulder, Jr.	President, Chief Executive Officer and Director
Leon O. Moulder, Jr.	(principal executive officer)

/s/ James C. Hawley	Senior Vice President and Chief Financial Officer
James C. Hawley	(principal financial officer)

/s/ Richard J. Rodgers	Controller
Richard J. Rodgers	(principal accounting officer)

/s/ Andrew J. Ferrara	Director
Andrew J. Ferrara

/s/ Edward W. Mehrer	Director
Edward W. Mehrer

/s/ Hugh E. Miller	Chairman of the Board
Hugh E. Miller

/s/ Dean J. Mitchell	Director
Dean J. Mitchell

/s/ David B. Sharrock	Director
David B. Sharrock

/s/ Waneta C. Tuttle, Ph.D, MBA	Director
Waneta C. Tuttle, Ph.D, MBA

/s/ Arthur L. Weaver	Director
Arthur L. Weaver

EXHIBIT INDEX
4.1	Second Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (File No. 000-10736)).

4.2	Articles of Amendment to the Second Amended and Restated Articles of Incorporation, filed September 2, 2004 (Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 000-10736)).

4.3	Restated Bylaws of the Company, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 000-10736)).

4.4	Amendment dated May 10, 2004 to the Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (File No. 000-10736)).

4.5	Specimen certificate for shares of Common Stock of the Company (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 000-10736)).

4.6	Rights Agreement, dated as of July 14, 1998, between the Company and Norwest Bank, Minnesota, N.A. (including the form of Rights Certificate attached as Exhibit B thereto) (Incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on July 15, 1998 (File No. 000-10736)).

4.7	First Amendment to Rights Agreement, dated March 14, 2000, between the Company and Norwest Bank, Minnesota, N.A. (Incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A/A-1 filed on March 20, 2000 (File No. 000-10736)).

4.8	MGI PHARMA, INC. 2002-A Stock Incentive Plan (formerly known as the Guilford Pharmaceuticals Inc. 2002 Stock Award and Incentive Plan, as amended) (Incorporated by reference to Appendix A of the Definitive Proxy Statement of MGI GP, INC., formerly known as Guilford Pharmaceuticals Inc., as filed on April 5, 2005 (File No. 000-10736)).

5.1	Opinion of Hogan & Hartson L.L.P.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan & Hartson L.L.P. (contained in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (contained on signature page).